SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Item 5. Other Events. Results of Annual Meeting of FTI Consulting, Inc.; Election of President; Resignation of Director; Increase in Size of Board

A copy of the Press Release announcing the results of the Annual Meeting of Stockholders of FTI Consulting, Inc. (“FTI”) held on May 19, 2004; the election of Jack B. Dunn, IV to hold the position of President, in addition to holding the positions of Chairman of the Board and Chief Executive Officer of FTI; the resignation of Stewart J. Kahn as a director of FTI effective on May 19, 2004, as well as an increase in the size of the Board of Directors of FTI from seven to eight directors by adding one Class III director, is filed as Exhibit 99.1 and is hereby incorporated herein by reference. Mr. Kahn announced that he is retiring from the Board of FTI to pursue charitable and other interests unrelated to his duties at FTI. Previously, Mr. Kahn announced that he would retire as the President of FTI effective on May 19, 2004. Following his retirement, Mr. Kahn will act as a special advisor to the Chief Executive Officer.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of FTI Consulting, Inc. dated May 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: May 20, 2004	By:	/s/ Theodore I. Pincus
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of FTI Consulting, Inc. dated May 20, 2004.

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